Exhibit 77(a)(2)


                     AMENDMENT NO. 19 TO TRUST INSTRUMENT OF
                                 ING FUNDS TRUST

                        Establishment of New Share Class

                          Effective: November 19, 2007


      THIS AMENDMENT NO. 19 TO THE TRUST INSTRUMENT OF ING FUNDS TRUST, a Delaware business trust (the "Trust"), dated July 30, 1998, as amended (the "Trust Instrument"), reflects resolutions adopted by the Board of Trustees on September 12, 2007, with respect to ING GNMA Income Fund and ING Intermediate Bond Fund, each a series of the Trust (the "Funds"), acting pursuant to Article II, Sections 2.1 and 2.6 and Article XI, Section 11.8 of the Trust Instrument of the Trust. The resolutions serve to establish and designate a new share class for the Funds.
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                                 ING FUNDS TRUST

                             SECRETARY'S CERTIFICATE

      I, Huey P. Falgout, Jr., Secretary of ING Funds Trust (the "Trust"), do hereby certify that the following is a true copy of resolutions duly adopted by the Board of Trustees of the Trust at a meeting held on September 12, 2007 with regard to the establishment of Class W shares of the Trust on behalf of ING GNMA Income Fund and ING Intermediate Bond Fund:

            RESOLVED, that pursuant to the Article II, Section 2.6 of the Trust Instrument dated July 30, 1998, for ING Funds Trust ("IFT"), the designation of an additional class of shares for ING GNMA Income Fund and ING Intermediate Bond Fund (each a "Fund"), which shall be designated "Class W" shares be, and it hereby is, approved; and

            FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized, with the assistance of counsel, to take any and all such actions they determine, in their discretion, to be necessary to prepare, execute and deliver an Amendment to the Trust Instrument, as amended, to establish the Class W shares, to be effective on a date deemed appropriate by the officers of IFT; and

            FURTHER RESOLVED, that the officers of IFT be, and each hereby is, authorized to prepare, execute and deliver such instruments as are necessary to effect the addition of the Class W shares, including, but not limited to, the post-effective amendments to IFT's Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, for the purpose of establishing the Class W shares for each Fund and to prepare and file such amendments to the Registration Statement in such form as may be approved by such officers and counsel.



                                    ------------------------------------
                                    Huey P. Falgout, Jr.
                                    Secretary


Dated:
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